abrdn ETFs 485BPOS

Exhibit 99.(h)(9)

Aberdeen Standard Investments ETFs

September 14, 2021

State Street Bank and Trust Company

1 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Jason Becker

Re: ABERDEEN STANDARD INVESTMENT ETFS - (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust, a multiple series Delaware statutory trust, has established a new series of the Trust to be known as Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF (the “New Fund”), which has been registered as a management investment company under the Investment Company Act of 1940, as amended. This letter also provides notice that the New Fund has established a new wholly-owned subsidiary fund known as Aberdeen Industrial Metals Fund Limited, an exempted company organized under Cayman Islands law (the “New Subsidiary Fund”), for the New Fund.

In accordance with Section 12, the Additional Trusts; Additional Funds provision, of the Transfer Agency and Service Agreement dated as of December 29, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the New Fund and New Subsidiary Fund under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Pursuant to the Agreement, this letter is also to provide written notice that as of September 22, 2021, the undersigned Trust shall restructure the following Funds or Trust, as applicable:

abrdn ETFs (formerly, Aberdeen Standard Investments ETFs)

abrdn Bloomberg All Commodity Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF)

abrdn All Commodity Dated Fund Limited (formerly, Aberdeen Standard All Commodity Dated Fund Limited)

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)

abrdn All Commodity Longer Dated Fund Limited (formerly, Aberdeen Standard All Commodity Longer Dated Fund Limited) abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF (formerly, Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF)

abrdn Industrial Metals Fund Limited (formerly, Aberdeen Industrial Metals Fund Limited)

Aberdeen Standard Investments
712 Fifth Avenue – 49th Floor, New York, NY 10019
Telephone: 844-383-7289

Aberdeen Standard Investments is a brand of the investment businesses of Aberdeen Asset Management and Standard Life Investments.

Information Classification: Limited Access

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

ABERDEEN STANDARD INVESTMENT ETFS On behalf of: Each Fund and Subsidiary Fund identified on Exhibit A hereto

By:

Name:	Lucia Sitar

Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Vice President, Duly Authorized
Effective Date:	September 22, 2021

Information Classification: Limited Access

EXHIBIT A

Schedule A

(Updated as of September 14, 2021)

(Effective as of September 22, 2021)

LIST OF FUNDS

abrdn ETFs

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

●	abrdn Industrial Metals Fund Limited

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

●	abrdn All Commodity Longer Dated Fund Limited

abrdn Bloomberg All Commodity Strategy K-1 Free ETF

●	abrdn Industrial Metals Fund Limited

Information Classification: Limited Access